UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A
 (Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No. )

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TWENTY-FIRST CENTURY FOX, INC.
(Name of Registrant as Specified In Its Charter)

COMCAST CORPORATION
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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On the evening of June 14, 2018, Comcast released the following communication.

What Others Are Saying

“The claim that a merger with Comcast poses sufficiently greater antitrust risk than a purchase by Disney to warrant its rejection out of hand is unsupportable, however. From an antitrust perspective, it is even plausible that a Comcast acquisition of the Fox assets would be on more-solid ground than would be a Disney acquisition.

A merger between Comcast and Fox would be predominantly vertical, while a merger between Disney and Fox, in contrast, would be primarily horizontal. Generally speaking, it is easier to get antitrust approval for vertical mergers than it is for horizontal mergers.

On its face, and consistent with the last quarter century of merger enforcement by the DOJ and FTC, the Comcast acquisition would be less likely to trigger antitrust scrutiny, and the Disney acquisition raises more straightforward antitrust issues.

This is true even in light of the fact that the DOJ decided to challenge the AT&T-Time Warner (AT&T/TWX) merger.”

Geoffrey A. Manne, Executive Director, International Center for Law and Economics

“Finally, the fact that conduct arises in a sphere often subject to regulation can create skewed perceptions of antitrust risk. Consider the case of the dueling offers by Disney and Comcast to acquire certain assets that 21st Century Fox plans to divest. Both proposed transactions seem to likely to pass scrutiny by the antitrust regulators. That said, 21st Century Fox’s proxy statement expresses the concern that the proposed acquisition by Comcast would present more significant antitrust risks than the proposed acquisition by Disney, pointing to past proposed transactions by Comcast and to the ongoing challenge to the proposed merger between AT&T and Time Warner. Interestingly, the proxy statement does not explore the possibility of antitrust risks associated with the proposed acquisition by Disney, notwithstanding the belief by many informed observers that combining Fox’s assets with Disney’s larger movie studio, more extensive cable programming assets, and more valuable and sports assets arguably raises more serious antitrust concerns than the proposed acquisition by Comcast.73 The asymmetry in attention is probably best explained by the history of regulation. In recent years, movie studios have been subject to less extensive oversight than cable programmers and operators. The fact that the proxy statement notes that Comcast has previously faced regulatory scrutiny in a past transaction (which was horizontal in nature and thus raised very different concerns) reflects the perception that past regulation makes more intensive regulatory scrutiny more likely in the future. 73 New Street Research, Does Fox Business Report Suggest the Message to Comcast Fox Bid is Drop Dead!? (May 10, 2018).”

Christopher S. Yoo, John H. Chestnut Professor of Law, Communication, and Computer & Information Science and Founding Director, Center for Technology, Innovation and Competition, University of Pennsylvania

“Larry Downes, project director at the Georgetown Center for Business and Public Policy, said Comcast’s interest highlights the fact that content is becoming more important as ways to deliver content proliferate. Cable companies like Comcast are no longer competing only with satellite alternatives such as DirecTV, but also stand-alone services such as Netflix and cable-like online bundles through Sony, AT&T and others.

“Those categories mean less and less all the time — who is a distributor and who is a creator,” he said. “Content is king, the most important thing. Distribution can happen over a variety of mechanisms.”

Larry Downes, Senior Fellow, Georgetown University McDonough School of Business

“Fortunately, the passage of time allows such assertions to be put to the empirical test, which is exactly what the Phoenix Center did. In a recent study, the Center’s Chief Economist found that there was no net uptick in prices extracted for NBCU programming as a result of the merger. This means that one of the main arguments levelled against vertical combinations is unlikely to stand up in court. This is critically important for any antitrust risk analysis. In any case, Fox’s programming assets (e.g., FX and NatGeo) are not of the sort that permit bullying by a vertically-integrated distributor.

If the vertical integration issue is off the table, then it would seem that while both of these deals have their issues, neither deal should be blocked on antitrust grounds—they are both approvable.”

Lawrence J. Spiwak, President, Phoenix Center for Advanced Legal and Economic Public Policy Studies

“In brief, Delrahim spent virtually the entirety of his short remarks making and remaking the fundamental point at the center of my own assessment of the antitrust risk of a possible Comcast/Fox deal: The DOJ's challenge of the AT&T/Time Warner merger tells you nothing about the likelihood that the agency would challenge a Comcast/Fox merger.”

Geoffrey A. Manne, Executive Director, International Center for Law and Economics

“The proposed transaction, much like the AT&T/Time Warner transaction, is largely a vertical acquisition that will not result in the elimination of competitors or harm competition but may well result in efficiencies and cost savings that will benefit consumers.

In the rapidly changing communications and media environment, the proposed transaction will strengthen Comcast's ability to compete with the growing market power of web giants like Google and Facebook and online powerhouses like Netflix. The old legacy market definitions and distinctions no longer make sense in today's broader digital broadband and media marketplace.

Nearly three-fourths of the Fox assets subject to the acquisition, including the Sky and Star India businesses, are overseas and thus do not raise any domestic antitrust concerns. These assets will strengthen Comcast's ability to compete in the growing global marketplace against the likes of Netflix with 125 million worldwide subscribers and Amazon Prime with over a 100 million worldwide subscribers. Indeed, the acquisition of Fox's foreign assets will help the U.S. attempt to maintain a leadership position in the global communications and media marketplace.”

Randy J. May, President, The Free State Foundation

Consumer Action for a Strong Economy tweeted: “Strong offer to Fox stakeholders from Comcast could reshape tech and media landscape for #consumers. With ATT-TimeWarner excuse off the table, govt regulators would be wise to leave this decision to investors https://fxn.ws/2s1dGQ3 #FoxBusiness.”

IMPORTANT INFORMATION

Cautionary Statement Regarding Forward-Looking Statements

This website and the materials contained herein contain statements which are, or may be deemed to be, “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are prospective in nature and are not based on historical facts, but rather on current expectations and projections of the management of Comcast about future events, and are therefore subject to risks and uncertainties which could cause actual results to differ materially from the future results expressed or implied by the forward-looking statements. The forward-looking statements contained on this website and the materials contained herein may include statements relating to the expected timing, scope, terms and conditions of a Comcast transaction to acquire certain businesses and assets of Twenty-First Century Fox, Inc. (“21CF”), the likelihood and timing of receipt of regulatory approvals with respect to a Comcast transaction to acquire 21CF, the anticipated benefits of the potential transaction and other statements other than historical facts. Often, but not always, forward-looking statements can be identified by the use of forward-looking words such as “plans”, “expects” or “does not expect”, “is expected”, “is subject to”, “budget”, “scheduled”, “estimates”, “forecasts”, “intends”, “anticipates” or “does not anticipate”, or “believes”, or variations of such words and phrases or statements that certain actions, events or results “may”, “could”, “should”,

“would”, “might” or “will” be taken, occur or be achieved. Although Comcast believes that the expectations reflected in such forward-looking statements are reasonable, Comcast can give no assurance that such expectations will prove to be correct. By their nature, forward-looking statements involve risk and uncertainty because they relate to events and depend on circumstances that will occur in the future. There are a number of factors that could cause actual results and developments to differ materially from those expressed or implied by such forward-looking statements, including any legal and regulatory developments and changes and other risks and uncertainties including those described in Comcast’s filings with the U.S. Securities and Exchange Commission (“SEC”). The forward-looking statements contained on this website and the materials contained herein should be construed in the light of such factors. Neither Comcast nor any of its associates or directors, officers or advisers, provides any representation, assurance or guarantee that the occurrence of the events expressed or implied in any forward-looking statements on this website or any of the materials contained herein will actually occur. You are cautioned not to place undue reliance on these forward-looking statements. Other than in accordance with their legal or regulatory obligations, Comcast is under no obligation, and Comcast expressly disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Important Additional Information and Where to Find It

This website and the materials contained herein do not constitute an offer to buy or solicitation of an offer to sell any securities. This website and the materials contained herein are for informational purposes only and relate to a proposal that Comcast has made to 21CF. Comcast has filed a preliminary proxy statement in connection with 21CF’s special meeting of stockholders at which the 21CF stockholders will be asked to consider certain proposals regarding the proposed acquisition of 21CF by The Walt Disney Company (the “Special Meeting Proposals”). As further set forth in such proxy statement, which once definitive will be sent to 21CF stockholders, Comcast is soliciting votes against the Special Meeting Proposals. INVESTORS IN 21CF AND COMCAST ARE URGED TO READ THE PROXY STATEMENT, INCLUDING THE DEFINITIVE PROXY STATEMENT (WHEN AVAILABLE), AND ANY OTHER DOCUMENTS FILED BY COMCAST WITH THE SEC CAREFULLY IN THEIR ENTIRETY IF AND WHEN THEY BECOME AVAILABLE AS THEY WILL CONTAIN IMPORTANT INFORMATION. Investors may obtain free copies of the proxy statement and other documents filed with the SEC by Comcast through the website maintained by the SEC at https://www.sec.gov/ or by contacting Comcast’s proxy solicitation agent, MacKenzie Partners, Inc., at (800) 322-2885 or comcast@mackenziepartners.com.

Participants in the Solicitation

Comcast and certain of its directors and executive officers may be deemed to be participants in the solicitation of proxies from 21CF’s stockholders in connection with the Special Meeting Proposals. Information about Comcast’s directors and executive officers is available in Comcast’s proxy statement, dated April 30, 2018, filed with the SEC in connection with Comcast’s 2018 annual meeting of stockholders. Other information regarding the participants in such proxy solicitation and a description of their direct and indirect interests, by security holdings and otherwise, is contained in the preliminary proxy statement filed by Comcast with the SEC on June 13, 2018.

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